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EXHIBIT 23
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
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CARROLLTON BANCORP
BALTIMORE, MARYLAND

 We hereby consent to the use in this annual report on Form 10-KSB of our report, dated March 3, 2000, on the consolidated financial statements of Carrollton Bancorp and Subsidiary appearing in the annual report.

/s/ ROWLES & COMPANY, LLP

Baltimore, Maryland
March 23, 2000